UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported) January 3, 2007

Aflac Incorporated
(Exact name of registrant as specified in its charter)

Georgia	001-07434	58-1167100
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1932 Wynnton Road, Columbus, Georgia		31999
(Address of principal executive offices)		(Zip Code)

706.323.3431
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On January 3, 2007, Joseph W. Smith, Jr., a named executive officer, stepped down from his positions of Senior Vice President, Investments and Chief Investment Officer of Aflac.  Mr. Smith will remain an employee of Aflac as Senior Advisor, Corporate Investments through December 31, 2008, to assist with the transition of his duties and responsibilities and to provide assistance with investment strategy.

(e)  On January 3, 2007, the Company entered into an employment agreement with Mr. Smith to cover the remaining term of his employment with Aflac.  The term of the agreement begins on January 3, 2007 and ends December 31, 2008, unless terminated sooner.  Mr. Smith’s employment agreement provides for an annual base salary of $425,000 in calendar 2007, and $300,000 in calendar 2008.  He is eligible to receive a bonus under the Aflac Management Incentive Plan (MIP) for the 2006 calendar year, payable in 2007.  Except as just described, he will not be eligible to participate in the MIP during the term of this employment agreement.  Mr. Smith will be eligible to participate in all broad-based benefit plans, programs and arrangements generally available to all Aflac U.S. employees until his retirement on December 31, 2008.  The employment agreement contains confidentiality, non-compete and non-solicitation provisions and may be terminated at-will by either party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aflac Incorporated

January 3, 2007	/s/ Ralph A. Rogers, Jr.
(Ralph A. Rogers, Jr.)
Senior Vice President, Financial Services
Chief Accounting Officer